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                                                                  Exhibit 10(LL)


                  AGREEMENT REGARDING CERTIFICATE OF DEPOSIT

     This Agreement Regarding Certificate of Deposit ("Agreement") is entered into by and between Draper Land Partnership II, a Utah limited partnership ("Landlord"), and I-Link Worldwide, Inc., a Utah corporation ("Tenant").

I.   RECITALS.

     A. Tenant and Landlord are parties to a Commercial Lease dated the 11TH day of September, 1996 (the "Lease"), pursuant to which Tenant will lease certain real property located in Draper, Utah (the "Property") from Landlord for office use.

     B. The Lease requires Tenant to make a Security Deposit to ensure the faithful performance by Tenant of all of the provisions of the Lease.

     C. In view of the fact that Tenant is a newly formed business enterprise with no performance history, Landlord and Landlord's lender ("Lender") desire a substantial Security deposit with provision for future reduction in amount consistent with the terms and conditions hereof.

II.  AGREEMENT.

     1. Tenant will obtain and deliver to Landlord as the Security Deposit required under the Lease four separate Certificates of Deposit each in the same amount and totaling in the aggregate Two Hundred Fifteen Thousand Dollars ($215,000.00) (the "CDs"), which Landlord shall be entitled to redeem for cash pursuant to the terms of the Lease and this Agreement.

     2. Notwithstanding anything to the contrary Tenant shall be entitled to all interest earned on the CDs.

     3. The CDs are held by Landlord as the Security Deposit securing the faithful performance by Tenant of all of the provisions of the Lease to be performed or observed by Tenant, including, without limitation, the payment of any and all payments owing of any kind by Tenant under the Lease. In the event Tenant fails to perform or observe any of the provisions of the Lease to be performed or observed by it, then, at the option of the Landlord, Landlord may (but shall not be obligated to do so) apply the Security Deposit, or so much thereof as may be necessary to remedy such default or to repair damages to the Premises caused by Tenant. In the event Landlord applies any portion of the security Deposit to remedy any such default or to repair damages to the Premises caused by Tenant, Tenant shall pay to Landlord, within thirty (30) days after written demand for such payment by Landlord, all monies necessary to restore the Security Deposit up to the original amount. Any portions of the Security Deposit remaining upon termination of the Lease shall be returned.
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     4.  After the second anniversary of this Agreement, and provided that
Tenant is in good standing and not in default under the terms and conditions of the Lease, and provided further that Tenant has achieved a level of performance that satisfies Lender, the CDs may be returned to the Tenant at the rate of one per year over the next four years, provided further that at the beginning of the sixth year Tenant then deposits with Landlord the final month's base rent ($11,362 plus the applicable 4% annual increases calculated in accordance with paragraph 4 of the Lease) to be held by Landlord as the Security Deposit for the remainder of the Lease Term.

     5. Landlord may without the further permission of Tenant deliver the CDs over to Lender who shall hold the same for the benefit of Landlord hereunder such that Landlord's security interest therein shall be deemed perfected by possession under (S)70A-9-304 of the Utah Code Annotated (1953), as amended, provided only that Lender shall hold the CDs under the terms and conditions of this Agreement.

     6. Should Landlord or Lender request that Tenant execute a UCC-1 form for filing consistent with the terms and conditions of this Agreement, or any other document necessary to carry out the intent of the parties hereunder, Tenant agrees to execute the same.

     7. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein. Notwithstanding the foregoing, the Lease shall remain in full force and effect except to the extent it is inconsistent with this Agreement, which shall govern in the event of a conflict between the two instruments.

     8. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement or such modification, waiver, amendment, discharge or change is or may be sought.

     9. This Agreement may be executed in counterparts, all of which when taken together shall be deemed fully executed originals.

     10. In the event either party commences litigation for the judicial interpretation, enforcement, termination, cancellation or rescission hereof, or for damages for the breach hereof, then, in addition to any or all other relief awarded in such litigation, the prevailing party therein shall be entitled to a judgment against the other for an amount equal to reasonable attorneys' fees and court and other costs incurred.

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     11. Tenant or Landlord shall not, by virtue of this Agreement, in any way or for any reason be deemed to have become a partner of the other in the conduct of business or otherwise, or a joint venturer.

     12. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah.

     13. In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

     14. All terms of the Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

TENANT,                                   LANDLORD,

I-Link Worldwide, Inc.                    Draper Land Partnership II


By:                                       By:
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Its:                                      Its:
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